UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 1, 2014

LHC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33989	71-0918189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)

(337) 233-1307
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2014, LHC Group, Inc. (“LHC Group”) entered into a definitive stock purchase agreement (the “Purchase Agreement”) to acquire the home health, hospice, and community-based service lines of Deaconess HomeCare, LLC (“Deaconess”), a subsidiary of BioScrip, Inc. (“BioScrip”), for $60 million in cash, subject to post-closing  net working capital adjustments (as adjusted, the “Purchase Price”).

LHC Group, a national provider of home health, hospice, and comprehensive post-acute healthcare services, will operate 342 locations in 27 states nationwide following the closing of the transaction.

Pursuant to the terms and conditions of the Purchase Agreement, wholly-owned subsidiaries of LHC Group (the “Purchasers”) will acquire 100% of the equity ownership of the operating subsidiaries of Deaconess that collectively operate 33 home health, hospice, and community-based service agencies located in Mississippi, Tennessee, Kentucky, Illinois, and Nebraska (collectively, the “Acquired Companies”).  The combined service area of the Acquired Companies, collectively one of the nation’s largest home health providers, includes 121 counties for home health, 30 counties for hospice, and 95 counties for community-based services.  Annual revenues are approximately $72.6 million.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this size and nature. Subject to certain limitations, Deaconess and certain of its operating subsidiaries, on the one hand, and the Purchasers, on the other hand, have agreed to indemnify the other for breaches of representations, warranties, covenants and certain other specified matters.  The closing of the transaction is subject to customary closing conditions, with an expected closing by the end of the first quarter of 2014. The Purchase Agreement may be terminated by Deaconess or the Purchasers under certain circumstances specified therein, including the right of the Purchasers or Deaconess to terminate the Purchase Agreement if the transaction has not closed by July 1, 2014.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference in its entirety.  The Purchase Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about LHC Group, the Purchasers, Deaconess, the Acquired Companies or BioScrip.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 shall be deemed to be furnished, and not filed.

EXHIBIT NO.	DESCRIPTION
10.1
Stock Purchase Agreement dated February 1, 2014, by and among Elk Valley Professional Affiliates, Inc., South Mississippi Home Health, Inc., Deaconess Homecare, LLC, and BioScrip, Inc., on the one hand, and Nebraska Healthcare Group, LLC, Illinois Healthcare Group, LLC, Kentucky Healthcare Group, LLC, Tennessee Healthcare Group, LLC, Mississippi Healthcare Group, LLC, and LHC Group, Inc., on the other hand.

99.1	Press Release dated February 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:  /s/ Jeffrey M. Kreger
Jeffrey M. Kreger
Executive Vice President and
Chief Financial Officer

Dated: February 3, 2014

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1
Stock Purchase Agreement dated February 1, 2014, by and among Elk Valley Professional Affiliates, Inc., South Mississippi Home Health, Inc., Deaconess Homecare, LLC, and BioScrip, Inc., on the one hand, and Nebraska Healthcare Group, LLC, Illinois Healthcare Group, LLC, Kentucky Healthcare Group, LLC, Tennessee Healthcare Group, LLC, Mississippi Healthcare Group, LLC, and LHC Group, Inc., on the other hand.

99.1	Press Release dated February 3, 2014.